UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 26, 2005
Date of Report (Date of earliest event reported):
ORBITAL SCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
21839 Atlantic Boulevard,
Dulles, Virginia
20166
(Address of principal executive offices)
703) 406-5000
Registrant’s telephone number, including area code:
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 26, 2005, the Human Resources and Compensation Committee of the Board of Directors of Orbital Sciences Corporation (the “Company”) approved the acceleration of vesting for all unvested stock options awarded to the Company’s officers and employees under the Company’s 1997 Stock Option and Incentive Plan with an exercise price greater than $11.28 on October 26, 2005. The table below presents information concerning the affected option awards and option holders. The Company’s stock price closed at $11.28 on October 26, 2005.

			Total	Less - Options	Remaining options
			number of	which have already	for which vesting
	Date of option	Option	options	vested as of	was accelerated to
	award agreement	Price	awarded	October 26, 2005(1)	October 26, 2005(1)
Chief Executive Officer and certain executive officers

David W. Thompson	May 11, 2004	$12.40	60,000	40,000	20,000
James R. Thompson	May 11, 2004	$12.40	60,000	40,000	20,000
Ronald J. Grabe	May 11, 2004	$12.40	40,000	26,667	13,333
John M. Danko	May 11, 2004	$12.40	40,000	26,667	13,333
Antonio L. Elias	May 11, 2004	$12.40	30,000	20,000	10,000
Leo Millstein	May 11, 2004	$12.40	20,000	13,334	6,666

			250,000	166,668	83,332

All other employees	January 29, 2004	$12.62	5,000	1,667	3,333
	May 11, 2004	$12.40	20,000	13,334	6,666
	May 18, 2004	$12.05	765,000	509,538	255,462

			790,000	524,539	265,461
Grand total — all employees			1,040,000	691,207	348,793

(1)	Under the terms of the original option award agreements, the options were scheduled to vest as follows:
1/3 on the date of the option award agreement (“Grant Date”)
1/3 on the first anniversary of the Grant Date
1/3 on the second anniversary of the Grant Date

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITAL SCIENCES CORPORATION (Registrant)

Date: November 1, 2005	By:	/s/ Garrett E. Pierce

Garrett E. Pierce
Vice Chairman and Chief Financial Officer